EXHIBIT 10.1
Settlement and Release Agreement

This Settlement and Release Agreement (the “Agreement”) is hereby made and entered into by and among Triro Equities Co., a Texas general partnership; Leonard M. Ross, individually and as Trustee of the Leonard M. Ross Revocable Trust (u/d/t 12-20-85); Rossco Holdings Incorporated, a California corporation; Mill Equities Co., a California general partnership; Lodgeco Properties, Ltd., a Texas limited partnership; and CHSC, Ltd. (collectively, the “Ross Parties”) and PubliCARD, Inc. (“PubliCARD”), Harry I. Freund, Jay Goldsmith, Jan-Erik Rottinghuis, and Antonio L. (“Tony”) DeLise (collectively, the “PubliCARD Parties”) for the consideration described below. The parties hereby covenant and agree as follows:

Recitals
A. This Agreement is entered into for the purpose of settling the lawsuit currently pending in the Superior Court for the State of California, for the County of Los Angeles, captioned TRIRO EQUITIES CO., a Texas general partnership; LEONARD M. ROSS, individually and as Trustee of the LEONARD M. ROSS REVOCABLE TRUST (u/d/t 12-20-85); ROSSCO HOLDINGS INCORPORATED, a California corporation; MILL EQUITIES CO., a California general partnership; and LODGECO PROPERTIES, LTD., a Texas limited partnership, Plaintiffs v. PUBLICARD, INC., a Pennsylvania corporation; HARRY I. FREUND, an individual; JAY GOLDSMITH, an individual; JAN-ERIK ROTTINGHUIS, an individual; TONY DELISE, an individual; and DOES 1 THROUGH 50, inclusive, Defendants, Case No. BC274583 (the “Lawsuit”), and any other claims the PubliCARD Releasors and the Ross Releasors (as defined below) may have against each other arising out of any matter, including, but not limited to, any PubliCARD securities purchased or owned by any Ross Releasor and any transactions entered into or contemplated between any PubliCARD Releasor and any Ross Releasor.

B. As a result of a mediation conducted by the Honorable Enrique Romero, the parties have agreed to finally settle, compromise, and resolve the Lawsuit, and any and all other claims and controversies existing between and among the PubliCARD Parties and the Ross Parties. The terms of the parties’ agreement to settle the Lawsuit are set forth in the Mediator’s Proposal to Settle the Lawsuit dated July 20, 2005, as executed and agreed to by or on behalf of all of the parties.

Operative Provisions
1.  Required Payment. On or before August 19, 2005, the PubliCARD Parties shall pay to the Ross Parties two million U.S. dollars (U.S. $2,000,000) either by delivery of a check from PubliCARD’s insurer payable to Rossco Holdings Incorporated, on behalf of all Ross Parties, or by wire transfer to [Bank Account Information].

2.  Stipulation of Voluntary Dismissal. Upon execution of this Agreement, Ross’s and PubliCARD’s respective counsel in the Lawsuit shall each execute and exchange a Stipulation of Dismissal With Prejudice (“Stipulation”) and a Request for Dismissal (“Request”) in the form attached hereto as Exhibits A and B and incorporated herein by reference. The original of the Stipulation and Request shall be held in escrow by PubliCARD’s counsel until the Ross Parties’ receipt of the payment described in paragraph 1 of this Agreement. Thereafter, PubliCARD’s counsel shall file the Stipulation and Request with the Superior Court for the State of California, for the County of Los Angeles (the “Court”). PubliCARD’s counsel shall transmit a copy of the Stipulation and Request as filed with the Court to counsel for the Ross Parties.

3.  Releases of PubliCARD. Upon the Ross Parties’ receipt of the payment described in Paragraph 1 of this Agreement and the Releases described in Paragraph 4 of this Agreement becoming effective:

(A). Specific Release. The Ross Parties, on behalf of themselves and all of their affiliated, related, or parent companies or entities (the “Ross Releasors”), for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, including in consideration of this Settlement Agreement, hereby release and forever discharge the PubliCARD Parties and their employees, agents, principals, officers, directors, shareholders, investors, affiliated, related or parent companies or entities, their insurers and their attorneys (the “PubliCARD Releasees”) from any and all claims, demands, rights, actions, causes of action, suits, obligations, damages, judgments, contracts, decrees, controversies, liabilities, demands, rights of contribution and/or indemnification, costs, expenses, or attorneys’ fees, of whatever kind or nature, fixed or contingent, liquidated or unliquidated, foreseen or unforeseen, accrued or not accrued, at law or equity, whether individual, class, or derivative in nature, under any statutory, contract, tort or other theory, for intentional or negligent or other wrongdoing, for compensatory, consequential, punitive or exemplary damages or any damages or relief whatsoever, from the beginning of the world to the date present, which the Ross Releasors have, had, or can, shall, or may hereafter have against the PubliCARD Releasees by reason of any matter, cause or thing whatsoever arising out of or related to the complaint in the Lawsuit, the answer and the allegations and defenses contained therein, or arising out of or related to the investments that the Ross Parties made which are the subject of the complaint (the “Specific Released Matters”). The Ross Releasors may, after executing this Agreement, discover facts other than or different from those which they know or believe to be true with respect to the PubliCARD Releasees relating to the Specific Released Matters. Notwithstanding any such discovery of facts, the Ross Releasors waive and fully, finally and forever settle and release any known or unknown, suspected or unsuspected, contingent or noncontingent claim that accrued prior to the entry of this Agreement, whether or not concealed or hidden, without regard to the subsequent discovery or existence of such other or different facts.

(B). General Release. The Ross Parties, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, including in consideration of this Settlement Agreement, hereby release and forever discharge the PubliCARD Parties from any and all claims, demands, rights, actions, causes of action, suits, obligations, damages, judgments, contracts, decrees, controversies, liabilities, demands, rights of contribution and/or indemnification, costs, expenses, or attorneys’ fees, of whatever kind or nature, fixed or contingent, liquidated or unliquidated, foreseen or unforeseen, accrued or not accrued, at law or equity, whether individual, class, or derivative in nature, under any statutory, contract, tort or other theory, for intentional or negligent or other wrongdoing, for compensatory, consequential, punitive or exemplary damages or any damages or relief whatsoever, from the beginning of the world to the date present, which the Ross Parties have, had, or can, shall, or may hereafter have against the PubliCARD Parties by reason of any matter, cause or thing whatsoever. The Ross Parties may, after executing this Agreement, discover facts other than or different from those which they know or believe to be true with respect to the PubliCARD Parties. Notwithstanding any such discovery of facts, the Ross Parties waive and fully, finally and forever settle and release any known or unknown, suspected or unsuspected, contingent or noncontingent claim that accrued prior to the entry of this Agreement, whether or not concealed or hidden, without regard to the subsequent discovery or existence of such other or different facts.

4.  Releases of Ross. Upon the Ross Parties’ receipt of the payment described in Paragraph 1 of this Agreement and the Releases described in Paragraph 3 of this Agreement becoming effective:

(A). Specific Release. The PubliCARD Parties, on behalf of themselves and all of their affiliated, related, or parent companies or entities (the “PubliCARD Releasors”), for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, including in consideration of this Settlement Agreement, hereby release and forever discharge the Ross Parties and their employees, agents, principals, officers, directors, shareholders, investors, affiliated, related or parent companies or entities, their insurers and their attorneys (the “Ross Releasees”) from any and all claims, demands, rights, actions, causes of action, suits, obligations, damages, judgments, contracts, decrees, controversies, liabilities, demands, rights of contribution and/or indemnification, costs, expenses, or attorneys’ fees, of whatever kind or nature, fixed or contingent, liquidated or unliquidated, foreseen or unforeseen, accrued or not accrued, at law or equity, whether individual, class, or derivative in nature, under any statutory, contract, tort or other theory, for intentional or negligent or other wrongdoing, for compensatory, consequential, punitive or exemplary damages or any damages or relief whatsoever, from the beginning of the world to the date present, which the PubliCARD Releasors have, had, or can, shall, or may hereafter have against the Ross Releasees by reason of any matter, cause or thing whatsoever arising out of or related to the Specific Released Matters. The PubliCARD Releasors may, after executing this Agreement, discover facts other than or different from those which they know or believe to be true with respect to the Ross Releasees relating to the Specific Released Matters. Notwithstanding any such discovery of facts, the PubliCARD Releasors waive and fully, finally and forever settle and release any known or unknown, suspected or unsuspected, contingent or noncontingent claim that accrued prior to the entry of this Agreement, whether or not concealed or hidden, without regard to the subsequent discovery or existence of such other or different facts.

(B). General Release. The PubliCARD Parties, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, including in consideration of this Settlement Agreement, hereby release and forever discharge the Ross Parties from any and all claims, demands, rights, actions, causes of action, suits, obligations, damages, judgments, contracts, decrees, controversies, liabilities, demands, rights of contribution and/or indemnification, costs, expenses, or attorneys’ fees, of whatever kind or nature, fixed or contingent, liquidated or unliquidated, foreseen or unforeseen, accrued or not accrued, at law or equity, whether individual, class, or derivative in nature, under any statutory, contract, tort or other theory, for intentional or negligent or other wrongdoing, for compensatory, consequential, punitive or exemplary damages or any damages or relief whatsoever, from the beginning of the world to the date present, which the PubliCARD Parties have, had, or can, shall, or may hereafter have against the Ross Parties by reason of any matter, cause or thing whatsoever. The PubliCARD Parties may, after executing this Agreement, discover facts other than or different from those which they know or believe to be true with respect to the Ross Parties. Notwithstanding any such discovery of facts, the PubliCARD Parties waive and fully, finally and forever settle and release any known or unknown, suspected or unsuspected, contingent or noncontingent claim that accrued prior to the entry of this Agreement, whether or not concealed or hidden, without regard to the subsequent discovery or existence of such other or different facts.

5.  California Civil Code Section 1542. The foregoing releases in Paragraphs 3 and 4, above, extend to all rights of the releasing parties under Section 1542 of the California Civil Code and any similar or comparable law of any state, territory or jurisdiction, foreign or domestic including, without limitation, the United States, federal, state or local, which are hereby expressly waived by each party. Each party knowingly and voluntarily waives and relinquishes all rights and benefits afforded by Section 1542 of the Civil Code of the State of California or similar or comparable federal, state, local or foreign law. Each party understands that the facts in respect of which the releases made in this Settlement Agreement are given may hereafter turn out to be other than or different from the facts in that connection now known or believed by him or it to be true; and each party hereby accepts and assumes the risk of the facts turning out to be different and agrees that this Settlement and Release Agreement shall be and remain in all respects effective and not subject to termination, modification and/or rescission by virtue of any such different facts.

Section 1542 of the Civil Code of the State of California provides as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Each party agrees that he or it will forever refrain and forbear from commencing, instituting, and/or prosecuting any lawsuit, action, and/or other proceeding and/or making any claim against those persons and/or entities referenced in Paragraphs 3 and 4, supra, based upon or arising out of any claim, debt, liability, demand, agreement, contract, right of contribution and/or indemnification, obligation, statement, representation, guarantee, cost expense, promise, action, omission, and/or cause of action that is released and discharged by reason of this Settlement and Release Agreement.

6.  Exclusions from Releases. Notwithstanding anything herein to the contrary, each of the following is specifically excluded from these releases:
(a) Any dispute under this Settlement Agreement and/or any lawsuit, action, proceeding or claim to enforce its terms; and
(b) Any obligation or duty created by this Settlement Agreement.

7.  No Admissions. Neither this Agreement nor the performance under this Agreement is intended to be, and should not be construed as, an admission of liability by any party to any other party. It is agreed that neither party hereto shall offer this Agreement as evidence of liability of any other party in any litigation, action or proceeding, except in seeking to enforce the terms of this Agreement.

8.  Confidentiality. The Ross Parties agree to keep the existence and terms of this Agreement and its exhibits confidential, and they will not be disclosed to any person or entity not a party to this Agreement or their corporate parents other than (1) as required by operation of law or court order; (2) to their auditors, accountants, and attorneys; (3) in any action or proceeding where the existence or terms of this Agreement or its exhibits are at issue, and a protective order or confidentiality agreement is sought in advance to limit dissemination and disclosure of this Agreement, its exhibits and their terms; or (4) to regulatory or other governmental authorities. All such persons or entities described herein to which such disclosure is made shall be advised that the disclosure is subject to the confidentiality provisions of this Agreement. In response to any inquiry from the press or other third parties, the Ross Parties may state that they have resolved their differences on an amicable basis.

9.  Notices. All notices, demands, requests and other communications (collectively “Notices”) given or served by any party in connection with this Agreement shall be in writing. Notices shall be given (a) by mailing the same by certified or registered mail, postage prepaid, return receipt requested, (b) by hand delivery with receipt, or (c) by nationally recognized overnight courier with receipt as follows:
Notices to Ross shall be sent to:

Brent Zadorozny, Esq.
Law Offices of Brent Zadorozny
335 North Maple Drive, Suite 222
Beverly Hills, CA 90210
Phone: 310-276-0259
Fax: 310-271-9662

-and-

Leonard M. Ross, Esq.
P.O. Box 10539
Beverly Hills, CA 90213
Phone: 310-278-8193
Fax: 310-278-9677

Notices to PubliCARD shall be sent to:

Aaron Rubinstein, Esq.
Phillip A. Geraci, Esq.
Kaye Scholer LLP
425 Park Avenue
New York, NY 10022
Phone: 212-836-8000
Fax: 212-836-8689

10.  Representation by Counsel. The parties separately acknowledge that they have been afforded ample opportunity to review and evaluate this Agreement prior to subscribing thereto and that they have been represented and assisted by counsel for that purpose. The parties acknowledge and agree that they enter into this Agreement freely and voluntarily, without duress or coercion of any kind, and as an informed and well-reasoned exercise of their respective business judgments. Further, each party shall be deemed the author of this Agreement for purposes of the Agreement’s construction, and therefore any ambiguity in this Agreement shall not be construed against any party on the grounds that a particular party drafted the purportedly ambiguous term(s) or prepared this Agreement.

11.  Integration/Modification. This Agreement is completely integrated and contains the parties’ entire agreement and is intended to be enforceable according to its written terms. There are no oral agreements, promises, covenants, warranties or representations to the contrary or beyond the written terms of the Agreement upon which either party has relied in entering into this Agreement other than those expressly contained in the Agreement. This Agreement may be modified only by a writing signed by all parties hereto.

12.  Further Cooperation to Effectuate This Agreement. The parties to this Agreement covenant and agree that, without expanding their substantive obligations hereunder, they shall do all acts and execute and obtain all documents, to the full extent necessary or appropriate, to implement and enforce this Agreement according to its terms.

13.  Applicable Law/Jury Waiver. This Settlement and Release Agreement is entered into in the State of California and shall be construed and interpreted and enforced in accordance with its laws. The Parties hereto expressly waive any right they may have to a jury trial and agree that any proceedings under this Agreement, including without limitation to enforce or interpret its terms, shall be tried by a judge without a jury. The Parties understand that jury trial waivers are fully enforceable under California law.

14.  Jurisdiction. The parties consent to the exclusive jurisdiction of the Court for the enforcement of this Agreement and any dispute that may arise hereunder. The parties agree that this Agreement shall be enforceable pursuant to California C.C.P. § 664 and hereby stipulate that the court will maintain jurisdiction to enforce this Settlement Agreement.

15.  Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns.

16.  Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed and considered an original, and all of which, when fully executed, shall constitute one and the same instrument. A faxed counterpart of this Agreement shall be deemed to be an original, however the parties will also promptly deliver originals of executed counterparts to each other.

17.  Attorneys’ Fees, Costs, and Expenses. Each Party shall be solely responsible for its own attorneys’ fees, expenses, and costs related to the negotiation, execution, and delivery of this Settlement and Release Agreement.

18.  Paragraph Titles. The titles to the paragraphs of this Settlement Agreement are solely for the convenience of the Parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this Settlement Agreement.

19.  Corporate Power/Authorization. The parties to this Agreement have the corporate power and authority, and the legal right, to make, deliver, and perform under this Agreement, and have taken all necessary corporate actions to authorize execution, delivery, and performance under this Agreement. This Agreement has been duly executed and delivered on behalf of the signing parties. This Agreement constitutes legal, valid and binding obligations of the parties, enforceable against them in accordance with its terms.

In Witness Whereof, the Ross Parties and the PubliCARD Parties have caused this Agreement to be duly executed and delivered on their respective behalf individually or by their respective officers as of August 5, 2005, and the persons signing below represent and warrant that they have been duly authorized to execute this Agreement on behalf of their respective corporations or entities.

/s/Leonard M. Ross
Leonard M. Ross
Date: August 5, 2005

Triro Equities Co.
By: /s/Leonard M. Ross
Its: President of Rossco Holdings Inc., Partner
Date:August 5, 2005

Leonard M. Ross Revocable Trust (u/d/t 12-20-85)
By: /s/Leonard M. Ross
Its: Trustee
Date: August 5, 2005

Rossco Holdings Incorporated
By: /s/Leonard M. Ross
Its: President
Date: August 5, 2005

Mill Equities Co.
By: /s/Leonard M. Ross
Its: President of Rossco Holdings Inc., Partner
Date:August 5, 2005

Lodgeco Properties, Ltd.
By: /s/Leonard M. Ross
Its: President of Rossco Holdings Inc., General Partner
Date:August 5, 2005

CHSC, Ltd.
By: /s/Leonard M. Ross
Its: President of Rossco Holdings Inc., General Partner
Date:August 5, 2005

PubliCARD, Inc.
By: /s/Antonio L. DeLise
Its: President
Date: August 8, 2005

/s/Harry I. Freund
Harry I. Freund
Date: August 4, 2005

/s/Jay Goldsmith
Jay Goldsmith
Date: August 4, 2005

/s/Jan-Erik Rottinghuis
Jan-Erik Rottinghuis
Date: August 8, 2005

/s/Antonio L. DeLise
Antonio L. (“Tony”) DeLise
Date: August 8, 2005

The Foregoing Settlement Agreement
is Approved as to Form:

Law Offices Of Brent Zadorozny

By:	/s/Brent Zadarozny Counsel for the Ross Parties

Kaye Scholer LLP

By:	/s/Aaron Rubenstein Counsel for the PubliCARD Parties

EXHIBIT 10.1
EXHIBIT A

KAYE SCHOLER LLP Jeffrey S. Gordon, Bar Number 76574 1999 Avenue of the Stars, Suite 1700 Los Angeles, California 90067-6048 Telephone: 310-788-1000 Fax: 310-788-1200	Law Offices of Brent Zadorozny Brent Zadorozny, Bar Number 208468 335 North Maple Drive, Suite 222 Beverly Hills, California 90210 Telephone: 310-276-0259 Fax: 310-217-9662

KAYE SCHOLER LLP Aaron Rubinstein (pro hac vice) Phillip A. Geraci (pro hac vice) 425 Park Avenue New York, New York 10022 Telephone: 212-836-8000 Fax: 212-836-8689	Attorneys for Plaintiffs

Attorneys for Defendants

SUPERIOR COURT FOR THE STATE OF CALIFORNIA

FOR THE COUNTY OF LOS ANGELES

TRIRO EQUITIES CO., a Texas general partnership; LEONARD M. ROSS, individually and as Trustee of the LEONARD M. ROSS REVOCABLE TRUST (u/d/t 12-20-85); ROSSCO HOLDINGS INCORPORATED, a California corporation; MILL EQUITIES CO., a California general partnership; and LODGECO PROPERTIES, LTD., a Texas limited partnership,

Plaintiffs,

v.

PUBLICARD, INC., a Pennsylvania corporation; HARRY I. FREUND, an individual; JAY GOLDSMITH, an individual; JAN-ERIK ROTTINGHUIS, an individual; TONY DELISE, an individual; and DOES 1 THROUGH 50, inclusive,

Defendants.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	CASE NO. BC274583 Stipulation of Dismissal With Prejudice Complaint filed: May 28, 2002

IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel to all of the parties to this action that the above action be dismissed with prejudice and without costs or attorneys’ fees to any party.

Dated:	Los Angeles, California August 5, 2005

Law Offices of Brent Zadorozny

By:	/s/Brent Zadorozny Brent Zadorozny, Bar Number 208468
335 North Maple Drive, Suite 222 Beverly Hills, California 90210 Telephone: 310-276-0259 Fax: 310-217-9662 Attorneys for Plaintiffs

Kaye Scholer LLP

By:	/s/Jeffrey S. Gordon Jeffrey S. Gordon, Bar Number 76574
1999 Avenue of the Stars, Suite 1700 Los Angeles, California 90067-6048 Telephone: 310-788-1000 Fax: 310-788-1200 Attorneys for Defendants